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                                                                      Exhibit 11


                       UNITED ASSET MANAGEMENT CORPORATION
                        CALCULATION OF EARNINGS PER SHARE
                    (In thousands, except per-share amounts)
                                   (Unaudited)

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                                                For the Three Months Ended September 30,    For the Nine Months Ended September 30,
----------------------------------------------------------------------------------------   -----------------------------------------
                                                   Income          Shares      Per-Share     Income          Shares      Per-Share
                                                 (Numerator)   (Denominator)    Amount     (Numerator)    (Denominator)    Amount
----------------------------------------------------------------------------------------   -----------------------------------------
For the three- and nine-month periods ended
      September 30, 1998

Basic Earnings per Share
Income available to common
      shareholders                              $17,753,000      64,950,000      $.27      $61,968,000      67,230,000      $ .92
                                                                                 ====                                       =====

Effect of Dilutive Securities (1)                         -       1,751,000                          -       2,160,000
                                                -----------      ----------                -----------      ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions        $17,753,000      66,701,000      $.27      $61,968,000      69,390,000      $ .89
                                                ===========      ==========      ====      ===========      ==========      =====

=====================================================================================      ========================================
For the three- and nine-month periods ended
      September 30, 1997

Basic Earnings per Share
Income available to common
      shareholders                              $23,226,000      69,794,000      $.33      $71,311,000      69,988,000      $1.02
                                                                                 ====                                       =====

Effect of Dilutive Securities (2)                         -       3,106,000                          -       3,465,000
                                                -----------      ----------                -----------      ----------

Diluted Earnings per Share
Income available to common
      shareholders + assumed conversions        $23,226,000      72,900,000      $.32      $71,311,000      73,453,000      $ .97
                                                ===========      ==========      ====      ===========      ==========      =====

=====================================================================================      ========================================
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(1)  Options on 2,101,000 and 1,854,000 shares of common stock and warrants on
     1,520,000 and 1,524,000 shares of common stock were outstanding during the three- and nine-month periods ended September 30, 1998, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.
(2)  Options on 521,000 and 652,000 shares of common stock and warrants on
     1,047,000 and 904,000 shares of common stock were outstanding during the three- and nine-month periods ended September 30, 1997, respectively, but were not included in computing diluted earnings per share because their effects were antidilutive.